Exhibit 99.1

Star Mountain Resources reports on Sully discovery following evaluation of exploration targets in the Balmat-Edwards Mining District, St. Lawrence County, New York

Littleton, CO, August 30, 2016 – Star Mountain Resources, Inc. (OTC:SMRS) (“Star Mountain Resources” or the “Company”) is pleased to announce the results of its district-wide review and evaluation of the historic exploration drilling program that targeted zinc mineralization in the Balmat-Edwards Mining District, St. Lawrence County, New York. Our review identified significant potential zinc mineralization in the Upper Marble unit (the host unit for zinc mineralization for all the mines in the Balmat-Edwards District) at a location approximately one mile southwest of the historic Hyatt Mine and four miles northeast of the Balmat #4 Mine (the “Sully discovery”).

The Sully discovery lies within the 80,582 acres of mineral rights we control in St. Lawrence County, New York. Twelve drill holes were completed on the Sully target in 2007and 2008 of which seven intersected massive sulfide zinc mineralization in Upper Marble unit rocks (see Table 1 below). The drilling shows significant thicknesses of zinc mineralization that can be correlated over approximately 1,500 feet along strike and up to 500 feet across strike.

The mineralization remains open in every direction and a follow up drilling program is planned to confirm the discovery and to determine the extent and limits of the mineralization.

Table I. Zinc assay summaries for Sully target

(* Interval represents downhole measurement)

Drill Hole	From (feet)	To (feet)	Interval *	Zn %
2355	2104.8	2122.5	17.5	12.9
includes			8.6	24.7
2357	1840.5	1849.0	8.5	23.3
2376	1893.5	1914.5	21.0	4.6
includes			7.8	11.9
2377	1864.0	1887.0	23.0	14.2
2379	1587.0	1593.3	6.3	8.1
2368	2057.0	2061.0	4.0	3.7
2358	1030.8	1033.2	2.4	1.4

Star Mountain Resources President Mark Osterberg commented, “The Balmat-Edwards District has been in near continuous production for 100 years and the exploration history documents a record of new mine discovery every 17 years on average. We expect to continue our review and evaluation of historic exploration drilling and to advance exploration efforts on the Sully discovery in the Balmat-Edwards District and we are confident that we can add to the record of discovery.”

About Us

Star Mountain Resources, Inc. is a junior exploration and mining company focused on acquiring and consolidating mining claims, mineral leases, producing mines, and historic mines with production and future growth potential. Our operations are currently focused on base metal and precious metal mining acquisitions in North America, and re-commencing mining activities at the Balmat Zinc mine in upstate New York. For additional information visit www.starmountainresources.com.

Cautionary Statement Regarding Mineralized Material

“Mineralized material” as used in this news release, although permissible under the United States Securities and Exchange Commission’s (“SEC”) Industry Guide 7, does not indicate “reserves” by SEC standards. We cannot be certain that any deposits from the Sully discovery will ever be confirmed or converted into SEC Industry Guide 7 compliant “reserves”. Investors are cautioned not to assume that all or any part of the disclosed mineralized material estimates will ever be confirmed or converted into reserves or that mineralized material can be economically or legally extracted.

Safe Harbor Statement

This news release contains statements that involve expectations, plans or intentions (such as those relating to future discoveries, the potential mineral deposits within the Sully discovery and future business or financial results) and other factors discussed from time to time in the Company’s Securities and Exchange Commission filings. These statements are forward-looking and are subject to risks and uncertainties, so actual results may vary materially. You can identify these forward-looking statements by words such as “may,” “should,” “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan” and other similar expressions. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors not within the control of the company. The company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events.

Contact
Wayne Rich

mail@starmountainresources.com

844-443-7677